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                                                                    Exhibit 23.1


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Shelby Williams Industries, Inc. of our report dated January 29, 1998, included in the 1997 Annual Report to Shareholders of Shelby Williams Industries, Inc.




                                            Ernst & Young LLP


Atlanta, Georgia
January 29, 1998